EXHIBIT 99.1
          LTC Announces Operating Results for the Three and
                 Nine Months Ended September 30, 2003

    MALIBU, Calif.--(BUSINESS WIRE)--Oct. 23, 2003--LTC Properties, Inc. (NYSE:LTC) released results of operations for the three and nine months ended September 30, 2003.
    LTC announced that for the three months ended September 30, 2003, net income available to common stockholders was $2.1 million, or $0.12 per diluted share, compared to $2.8 million, or $0.15 per diluted share, for the three months ended September 30, 2002. The results for the three months ended September 30, 2003 included a loss on sale of assets of $0.3 million, compared to a gain on sale of assets of $0.8 million for the same period in 2002. Additionally, the results for the comparative 2002 period included an impairment charge of $0.2 million and a loss from discontinued operations of $0.6 million. The Company reported no impairment charge and no loss from discontinued operations for the three months ended September 30, 2003. Revenues for the three months ended September 30, 2003 were $16.2 million versus $17.5 million for the same period last year. Funds From Operations ("FFO"), a non-GAAP measure of a REIT's financial performance defined as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges, was $5.7 million, or $0.32 per diluted share, compared to $6.5 million, or $0.35 per diluted share, for the same period in 2002. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share available to common stockholders determined in accordance with GAAP. Please see the reconciliation of net income available to common stockholders to FFO available to common stockholders below.
    For the nine months ended September 30, 2003, net income available to common stockholders was $4.9 million, or $0.27 per diluted share, compared to $15.8 million, or $0.85 per diluted share, for the nine months ended September 30, 2002. Revenues for the nine months ended September 30, 2003 were $48.1 million versus $51.7 million for the same period last year. FFO was $15.5 million, or $0.86 per diluted share, compared to $18.6 million, or $1.00 per diluted share, for the same period in 2002.
    Reflected in the results for the three months ended September 30, 2003, was the issuance in September 2003 of 2.2 million shares of 8.5% Series E Convertible Preferred Stock that generated net cash proceeds of approximately $53.1 million. The cash proceeds and cash on hand were used to fully repay amounts outstanding under LTC's Senior Secured Revolving Line of Credit. Additionally, in the three months ended September 30, 2003, LTC received net proceeds of $1.8 million from the sale of one skilled nursing facility in Georgia formerly operated by CLC Healthcare, Inc. and recognized a loss on sale of $0.3 million.
    LTC also announced that it had leased to a third-party operator two skilled nursing facilities in Washington formerly operated by Sun Healthcare Group, Inc. ("Sun") for $0.5 million in the initial year beginning October 1, 2003 with 2.0% increases annually for 10 years. Additionally, LTC leased three skilled nursing facilities in Arizona formerly operated by Sun to a third-party operator for $1.0 million in the initial year beginning September 1, 2003 with annual increases based on the consumer price index beginning in September 2008 and a lease term of 16 years.
    At September 30, 2003, LTC had investments in 92 skilled nursing facilities, 96 assisted living residences and one school in 30 states. The Company is a self-administered real estate investment trust that primarily invests in long-term care and other health care related facilities through mortgage loans, facility lease transactions and other investments.

    This press release includes statements that are not purely historical and are "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company's expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. All forward-looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward-looking statements. Although the Company's management believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward-looking statements due to the risks and uncertainties of such statements.
-0-
*T
                         LTC PROPERTIES, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
           (Amounts in thousands, except per share amounts)
                              (Unaudited)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                               -------------------- ------------------
                                    2003      2002      2003     2002
                               ---------- --------- --------- --------
Revenues:
  Rental income                  $10,197   $10,502   $30,179  $31,559
  Interest income from mortgage
   loans and notes receivable      2,549     2,928     7,545    8,046
  Interest income from REMIC
   Certificates                    2,470     3,137     7,807    9,623
  Interest and other income          975       951     2,590    2,462
                               ---------- --------- --------- --------
          Total revenues          16,191    17,518    48,121   51,690
                               ---------- --------- --------- --------

Expenses:
  Interest expense                 4,738     5,417    14,931   16,153
  Depreciation and amortization    3,190     3,457     9,605   10,620
  Impairment charge                   --       215     1,260    5,097
  Legal expenses                     238       103     1,014      239
  Operating and other expenses     1,337     1,662     4,407    4,626
                               ---------- --------- --------- --------
          Total expenses           9,503    10,854    31,217   36,735
                               ---------- --------- --------- --------
Income before minority interest    6,688     6,664    16,904   14,955
Minority interest                   (321)     (322)     (968)    (978)
                               ---------- --------- --------- --------
Income from continuing
 operations                        6,367     6,342    15,936   13,977

Discontinued operations:
  Income (loss) from
   discontinued operations            29      (607)       45     (819)
  (Loss) gain on sale of
   assets, net                      (343)      819       336   13,939
                               ---------- --------- --------- --------
Net (loss) income from
 discontinued operations            (314)      212       381   13,120
                               ---------- --------- --------- --------

Net income                         6,053     6,554    16,317   27,097
Preferred stock dividends         (3,924)   (3,762)  (11,441) (11,281)
                               ---------- --------- --------- --------
Net income available to common
 stockholders                     $2,129    $2,792    $4,876  $15,816
                               ========== ========= ========= ========

Net Income per Common Share from
 Continuing Operations Net of
 Preferred Stock Dividends:
  Basic                            $0.14     $0.14     $0.25    $0.15
                               ========== ========= ========= ========
  Diluted                          $0.14     $0.14     $0.25    $0.15
                               ========== ========= ========= ========

Net (Loss) Income per Common Share from
 Discontinued Operations:
  Basic                           ($0.02)    $0.01     $0.02    $0.71
                               ========== ========= ========= ========
  Diluted                         ($0.02)    $0.01     $0.02    $0.71
                               ========== ========= ========= ========

Net Income per Common Share Available to
 Common Stockholders:
  Basic                            $0.12     $0.15     $0.27    $0.86
                               ========== ========= ========= ========
  Diluted                          $0.12     $0.15     $0.27    $0.85
                               ========== ========= ========= ========

Basic weighted average shares
 outstanding                      17,803    18,393    17,847   18,393
                               ========== ========= ========= ========

NOTE: Quarterly and year-to-date computations of per share amounts are made independently. Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year. Computations of per share amounts from continuing operations, discontinued operations and net income are made independently. Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income available to common stockholders.
*T

    Reconciliation of Funds From Operations ("FFO")

    FFO is a supplemental measure of a REIT's financial performance that is not defined by accounting principles generally accepted in the United States. We define FFO as net income available to common stockholders adjusted to exclude the gains or losses on the sale of assets and adjusted to add back impairment charges, real estate depreciation and other non-cash charges. Other REITs may not use this definition of FFO and, therefore, caution should be exercised when comparing our company's FFO to that of other REITs. FFO is used in the REIT industry as a supplemental measure of financial performance, but is not a substitute for net income per share available to common stockholders determined in accordance with accounting principles generally accepted in the United States.
    The following table reconciles net income available to common stockholders to funds from operations available to common stockholders (unaudited, in thousands, except per share amounts):

                                 Three Months Ended Nine Months Ended
                                   September 30,      September 30,
                                 ------------------ ------------------
                                      2003    2002      2003     2002
                                 ---------- ------- --------- --------
Net income available to common
 stockholders                       $2,129  $2,792    $4,876  $15,816
Add: Real estate depreciation        3,206   3,554     9,713   10,938
Add: Impairment charge                  --     925     1,260    5,807
Less: Loss (Gain) on sale of
 assets, net                           343    (819)     (336) (13,939)
                                 ---------- ------- --------- --------
Funds from operations available
 to common stockholders             $5,678  $6,452   $15,513  $18,622
                                 ========== ======= ========= ========

Basic funds from operations
 available to common stockholders
 per share                           $0.32   $0.35     $0.87    $1.01
                                 ========== ======= ========= ========
Diluted funds from operations
 available to common stockholders
 per share                           $0.32   $0.35     $0.86    $1.00
                                 ========== ======= ========= ========


                         LTC PROPERTIES, INC.
                      CONSOLIDATED BALANCE SHEETS
           (Amounts in thousands, except per share amounts)

                                         September 30,   December 31,
                                              2003            2002
                                         --------------  -------------
ASSETS                                    (Unaudited)
Real Estate Investments:
  Buildings and improvements, net of
   accumulated depreciation and
   amortization: 2003 - $72,415; 2002 -
   $62,935                                    $367,480       $375,518
  Land                                          25,893         25,712
  Properties held for sale, net of
   accumulated depreciation and
   amortization: 2003 - $0; 2002 - $1,381           --          4,110
  Mortgage loans receivable, net of
   allowance for doubtful accounts: 2003
   - $1,280; 2002 - $1,280                      82,398         82,675
  REMIC Certificates                            62,302         64,419
                                         --------------  -------------
     Real estate investments, net              538,073        552,434
Other Assets:
  Cash and cash equivalents                     11,476          8,001
  Debt issue costs, net                          3,374          5,309
  Interest receivable                            3,704          3,781
  Prepaid expenses and other assets              4,294          2,069
  Notes receivable (includes $5,095 due
   from CLC Healthcare, Inc. in 2003 and
   $3,095 in 2002)                              15,217         15,622
  Marketable debt securities                     9,872          7,968
  Note receivable from CLC Healthcare,
   Inc.                                          4,047          4,741
                                         --------------  -------------
                                                51,984         47,491
                                         --------------  -------------
     Total Assets                             $590,057       $599,925
                                         ==============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Bank borrowings                                    $--        $48,421
Mortgage loans payable                         127,617        136,971
Bonds payable and capital lease
 obligations                                    14,776         15,361
Senior mortgage participation payable           29,017         29,667
Accrued interest                                 1,068          1,293
Accrued expenses and other liabilities           5,602          6,419
Distributions payable                            1,148            981
                                         --------------  -------------
     Total Liabilities                         179,228        239,113

Minority interest                               13,155         13,399
Stockholders' equity:
Preferred stock $0.01 par value: 2003 -
 15,000 shares authorized; shares issued
 and outstanding: 2003 - 9,252;
 2002 - 7,062                                  217,484        165,183
Common stock: $0.01 par value; 2003 -
 35,000 shares authorized; shares issued
 and outstanding: 2003 - 17,806; 2002 -
 18,055                                            178            181
Capital in excess of par value                 251,093        253,050
Cumulative net income                          266,946        250,629
Other                                           (3,967)        (6,112)
Cumulative distributions                      (334,060)      (315,518)
                                         --------------  -------------
     Total Stockholders' Equity                397,674        347,413
                                         --------------  -------------
     Total Liabilities and Stockholders'
      Equity                                  $590,057       $599,925
                                         ==============  =============

    CONTACT: LTC Properties, Inc.
             Andre C. Dimitriadis/Wendy L. Simpson, 805-981-8655